Exhibit 99.11
Power of Attorney
Jaime G. Knez
Lane Industries, Inc.
One Lane Center
Northbrook, Illinois 60062
Arthur Schiller
Lane Industries, Inc.
One Lane Center
Northbrook, Illinois 60062
     The undersigned stockholder(s) of ACCO Brands Corporation, a Delaware corporation (the “Company”), understands that it is contemplated that certain stockholders of the Company, including the undersigned (“Selling Stockholders”), will sell Common Stock, $0.01 par value per share (“Common Stock”), of the Company to certain underwriters (the “Underwriters”) represented by Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Deutsche Bank Securities Inc. (the “Representatives”) pursuant to the Underwriting Agreement referred to below, and that the Underwriters propose to offer and sell such Common Stock to the public. The undersigned also understands that, in connection with such offer and sale, the Company has filed a Registration Statement (“Registration Statement”) with the Securities and Exchange Commission (“Commission”) to register under the Securities Act of 1933 the shares to be offered.
     1. In connection with the foregoing, the undersigned hereby irrevocably constitutes and appoints Jaime G. Knez and Arthur Schiller as attorneys-in-fact (individually, an “Attorney” and collectively, the “Attorneys”) of the undersigned, each with full power and authority to act together or alone, including full power of substitution, in the name of and for and on behalf of the undersigned with respect to all matters arising in connection with the sale of Common Stock by the undersigned including, but not limited to, the power and authority to take any and all of the following actions:
     (a) to sell, assign and transfer to the Underwriters pursuant to the Underwriting Agreement (as defined herein) the number of shares of Common Stock of the Company set forth opposite the undersigned’s name on Schedule B to the Underwriting Agreement (including, if applicable, if the Underwriters shall exercise their over-allotment option contained in the Underwriting Agreement, up to the maximum number of Optional Shares as set forth opposite the undersigned’s name on Schedule B to the Underwriting Agreement) and represented in book-entry form at the transfer agent for the Common Stock, or such lesser number as the Attorneys, or any one of them, in their or his or her sole discretion shall determine, at a purchase price per share to be paid by the Underwriters, as determined by negotiation among the Attorneys and the Representatives, but at the same price per share to be paid by the Underwriters to each of the other Selling Stockholders for the Common Stock sold by it, to LED II, LLC (as provided for in the Underwriting Agreement), and to acknowledge receipt of such payment on behalf of the Selling Stockholders;
     (b) for the purpose of effecting such sale, to make, execute, deliver and perform the undersigned’s obligations under the Underwriting Agreement among the Company, the Selling Stockholders and the Underwriters substantially in the form filed as an exhibit to the Registration Statement (such agreement, in the form in which executed, being herein called the “Underwriting Agreement”), receipt of a draft of which is hereby acknowledged, containing such additions to or changes in the terms, provisions and conditions thereof as the Attorneys, or any one of them, in their or his or her sole discretion shall determine, including, subject to the limitation set forth in paragraph 1(a) hereof, the purchase price per share to be paid by the Underwriters and including any additions to or changes in the terms, provisions and conditions thereof relating to the public offering of such Common Stock by the Underwriters, it being acknowledged that the Underwriting Agreement provides that payment for the Common Stock shall be made by the Underwriters to LED II, LLC and not to the undersigned;
     (c) to take all necessary action, and to give such orders and instructions to the transfer agent for the Common Stock, as the Attorneys, or any one of them, in their or his or her sole discretion shall determine, with respect to (i) the transfer of the Common Stock on the books of the Company in order to effect the sale to the Underwriters, including giving the name or names in which new book entries for such Common Stock are to be recorded and the denominations thereof and (ii) the delivery for the account of the Underwriters of such Common Stock against receipt by LED II, LLC (as provided for in the Underwriting Agreement) of the purchase price to be paid therefor.
     (d) to retain legal counsel in connection with any and all matters referred to herein (which counsel may, but need not, be counsel for the Company);
     (e) to agree to the allocation of the expenses of the offering among the Company and the Selling Stockholders, including the undersigned;
     (f) to make, acknowledge, verify and file on behalf of the undersigned applications, consents to service of process and such other documents, undertakings or reports as may be required by law with state commissioners or officers administering state securities laws; and
     (g) to make, exchange, acknowledge and deliver all such other contracts, powers of attorney, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including communications to the Commission, and amendments to the

Underwriting Agreement, and in general to do all things and to take all actions, that the Attorneys, or any one of them, in their or his or her sole discretion may consider necessary or proper in connection with or to carry out the aforesaid sale of Common Stock to the Underwriters and the public offering thereof, as fully as could the undersigned if personally present and acting.
     2. This Power of Attorney and all authority conferred hereby are granted and conferred subject to the interests of the Underwriters and in consideration of those interests, and for the purpose of completing the transactions contemplated by the Underwriting Agreement and this Power of Attorney. This Power of Attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by the undersigned or by operation of law, whether by the death or incapacity of the undersigned (if the undersigned is an individual), by the death or incapacity of any trustee or executor or the termination of any trust or estate (if the undersigned is a trust or an estate), or by the dissolution or liquidation of any corporation or partnership (if the undersigned is a corporation or partnership), or by the occurrence of any other event. If any event described in the preceding sentence shall occur before the delivery of the Common Stock to be sold by the undersigned under the Underwriting Agreement, such Common Stock shall be delivered by or on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement, and all other actions required to be taken under the Underwriting Agreement shall be taken, and action taken by the Attorneys, or any one of them, pursuant to this Power of Attorney shall be as valid as if such event had not occurred, whether or not the Attorneys, or any one of them, shall have received notice of such event.
     Notwithstanding the foregoing, if the Underwriting Agreement shall not be entered into and the transactions contemplated thereby shall not be consummated prior to December 31, 2006, then from and after such date the undersigned shall have the power to revoke all authority hereby conferred by giving notice on or promptly after such date to each of the Attorneys, with a copy to the Representatives, that this Power of Attorney has been terminated; subject, however, to all lawful action done or performed by the Attorneys or any one of them, pursuant to this Power of Attorney prior to the actual receipt of such notice.
     3. The undersigned agrees to deliver to the Attorneys such additional documentation as the Attorneys, or any one of them, or the Company or Credit Suisse or any of their respective counsel may reasonably request to effectuate or confirm compliance with any of the provisions hereof, of the Company’s Certificate of Incorporation or of the Underwriting Agreement, all of the foregoing to be in form and substance satisfactory in all respects to the Attorneys.
     4. The undersigned has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of Common Stock being sold pursuant to the Underwriting Agreement.

     The foregoing representations, warranties and agreements, those contained in the questionnaire previously completed by the undersigned and submitted to the Company and those contained in the Underwriting Agreement, are made for the benefit of, and may be relied upon by, the Attorneys, the Company, the Underwriters and the representatives, agents and counsel of each of the foregoing.
     5. The undersigned ratifies all that the Attorneys, or any one of them, has done or shall do pursuant to paragraphs 1 and 2 of this Power of Attorney.
     6. The Attorneys shall be entitled to act and rely upon any statement, request, notice or instruction respecting this Power of Attorney given to the Attorneys by the undersigned; provided, however, that the Attorneys shall not be entitled to act on any statement or notice to the Attorneys with respect to a Closing Date under the Underwriting Agreement, or with respect to the termination of the Underwriting Agreement, or advising that the Underwriting Agreement shall not have been executed and delivered, unless such statement or notice shall have been confirmed in writing to the Attorneys by Credit Suisse.
     7. The undersigned agrees to hold the Attorneys, jointly and severally, free and harmless from any and all loss, damage or liability that they, or either one of them, may sustain as a result of any action taken in good faith hereunder. It is understood that the Attorneys shall serve without compensation.
[Signature Page Follows]

     This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
Date: September 20, 2006
Print name(s)
LED II, LLC
Signature(s)
By: /s/ Jaime Knez
Address:
1200 Shermer Road
Northbrook, IL 60062
State of Illinois
County of Cook
I, Gina Marie Smith, a Notary Public in and for said County and State, DO HEREBY CERTIFY, that Jaime Knez, whose name is subscribed to the within instrument, appeared before me this day in person and severally acknowledged that he or she signed and delivered the said instrument as his or her free and voluntary act, for the uses and purposes therein set forth.
GIVEN under my hand and Notarial Seal, this 20th day of September, A.D. 2006.
/s/ Gina Marie Smith
Notary Public
My Commission expires: 11/19/2007
     [NOTARIAL SEAL]